Exhibit 10.(e)(ii)



                     FIRST AMENDMENT TO THE
          INCENTIVE AND STOCK COMPENSATION PLAN OF 1999
          ---------------------------------------------


          WHEREAS, Brown Shoe Company, Inc., a New York

corporation ("Company"), previously established the Brown Group,

Inc. Incentive and Stock Compensation Plan of 1999 ("Plan"); and

          WHEREAS, pursuant to Article 14 of the Plan, the Board

of Directors of the Company reserved the right to amend the Plan;

and

          WHEREAS, the Board of Directors desires to amend the

Plan effective retroactively to its effective date of May 27,

1999;

          NOW, THEREFORE, BE IT RESOLVED, that the Plan is

amended effective May 27, 1999 by deleting Section 13.1 and

replacing it with the following:

          13.1 Treatment of Outstanding Awards.   Upon the

occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

               (a)  Any and all Options granted hereunder shall

become immediately exerciseable;

               (b)  Any restriction periods and restrictions

imposed on Restricted Shares which are not performance-based, as set forth in the Restricted Stock Award Agreement, shall lapse;

and

               (c)  The target payout opportunities attainable

under all outstanding Awards of Restricted Stock, Performance

Units, Performance Shares and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and all such

Awards shall be deemed to be fully vested.

          As of the effective date of the Change in Control, (a)

each Participant holding Options shall be paid in cash, in full satisfaction thereof, an amount equal to the excess, if any, of

(i) the aggregate value of the Shares subject to such Options

(based on the consideration per Share paid by the acquirer in connection with the Change in Control) over (ii) the aggregate exercise price of such Options, and (b) each Participant awarded

Performance Shares shall be paid in cash, in full satisfaction thereof, an amount equal to (i) the value of one Share (based on the consideration per Share paid by the acquirer in connection with the Change in Control) multiplied by (ii) the number of

Performance Shares awarded to such Participant.

          IN WITNESS WHEREOF, the Company has adopted this

Amendment this 7th  day of January, 2000 effective as of May 27,

1999.



                                         /s/ Ronald A. Fromm
                                     -----------------------------